Exhibit 10.14

The Loan Contract
The contract number: N32101200800018108

The borrower (full name): Danyang Lihua Electron Ltd.
The lender (full name): Agriculture Bank of China Danyang branch

According the laws and regulations of the State, both parties come to an agreement.

First Term The Loan
1.	The loan type: General business operation fund
2.	Loan purpose: purchase steel material
3.	Loan currency and amount (in capital): RMB, 4.8 million yuan
4.	Loan term
(1)The loan term is based on the following table:

(Table)
Release
May 27, 2008
Amount: 4.8 million
Due date: May 20, 2009
Amount: 4.8 million
(The item on the table is not enough can add additional table as part of the contract.)

(2)When the loan amount, release date and due date indicated under the contract is different from what is in the loan certificate, the loan certificate will prevail. The loan certificate is part of the contract with the same legal effect.
(3) When the loan is borrowed in the foreign currency, the borrower should pay off the interest and principal of the loan in the original currency.
5. Interest Rate
The RMB interest rate is based on the following first method:
(1)	Floating rate
The loan rate is 30% above floating of the prime rate. The executed annual interest rate : 9.711%, for the loan of five year term below (including five year), the interest rate is the prime rate announced by the Chins People’s Bank at the current period. For the loan of five year term above, the interest rate is the prime rate announced by the Chins People’s Bank at the current period plus _____ percent.

The rate adjustment is based on one month as a cycle. When the prime rate is adjusted by the China People’s Bank, starting from the first moth of the loan corresponding date of next cycle when the prime rate is adjusted, the lender can base on the prime rate after adjustment in the corresponding date and the calculation method above to execute the loan rate without notice. If the prime rate adjustment date and the loan release date or the corresponding loan date of first month of such cycle falls on the same date, starting from the prime rate adjustment date, it should confirm the new loan rate. If there is no loan corresponding date, the last day of such month would consider as the loan corresponding date.

(2)	Fixed interest rate
The loan rate is the prime rate of ______ (above/below) floating ____%, the executed interest rate ____% until the loan due date. For the loan of five year term below (including five year), the interest rate is the prime rate announced by the Chins People’s Bank at the current period. For the loan of five year term above, the interest rate is the prime rate announced by the Chins People’s Bank at the current period plus _____ percent.

The foreign currency loan rate should base on the following ____ method:
(1)
The interest rate difference of ____ month ____(LIBOR/HIBOR) + ______ %, which base on ____ months of floating interest rate. LIBOR / HIBOR is the London / Hong Kong market call rate in the corresponding period of two working days prior to the interest calculation date announced by Reuters

(2)	The executed interest rate ___-% until the loan due date.
(3)	Other method

6.Interest Payment Calculation
The loan interest under the contact is calculated monthly (month/season). The payment calculation date is on the 20th of each month (month/ end of month of each quarter). The borrower should pay interest on that date. If the last paid-off date of the loan principal is not on the payment calculation date, the unpaid interest should be paid along with the principal (daily interest rate:30/ monthly interest rate)

Second Term If the following conditions are not met, the lender has the right not to provide the loan under the contract:
1.	The borrower opens a general account at the lender.
2.	As per request of the lender, the borrower should provide related document, information and complete all the related processes.
3.	If the loan under the contract is in foreign currency, as per request of the lender, the borrower has to complete the approval, registration and related processes.
4.
If the loan under the contract has collateral or pledge, all the legal process related to the registration and or insurance have been completed as per lender’s request and the collateral and pledge are continuously valid. If the loan under the contract has guarantee, the guarantee contract has been sign and be valid.

Third Term Lender’s rights and responsibilities
1.
The lender has the right to understand the borrower’s business operation, financial activities, inventories and loan purpose and request the borrower to provide documents and information such as financial reports according to the schedule.

2.
When the situations but not limited to 7th, 8th and 10th items under fourth Term happened to the borrower that can affect the loan security, the lender can stop releasing the loan or get the loan back earlier.

3.	For any agreed returned payment or early payment of principal, interest, penalty, compound interest and other payable the borrower, the lender can directly charge from any of the borrower’s accounts.
4.
The payment from the borrower that is not sufficient to pay off the payable amount under the contract, the borrower can choose to use such payment to pay off principal, interest, penalty interest, compound interest and expenses.

5.	If the borrower does not fulfill the payment obligations, the lender can disclose such default to the public.
6.	According to the contract as agreed, the loan can be released to the borrower.

Fourth Term  Borrower’s rights and responsibilities

1.	Have the right to obtain and use the loan according the contract.
2.	Based on the account which has been agreed on the Second Term to process all and settle and deposit for the loan under the contract.
3.	If the loan is in foreign currency, the related approval, registration and other legal processes should be completed according to the regulations.
4.
When the borrower pays the interest and principal on time and needs to postpone the payment, the borrower should submit the payment delay application in writing 15 days before the payment is due. Upon the approval from the lender, both parties can sign the agreement.

5.	The loan should be used based on the agreed purpose. No appropriation of the loan.
6.
Provide the borrower each month with the accurate, complete and valid financial reports and other related information and actively accommodate the borrower’s inspection of its business operation, financial activities and usage condition of the loan under the contract.

7.
When the borrower has sub-contract, lease, changes in shareholding, joint venture, merger, acquisition, split off, transfer of assets, applying for shutting down, dissolution, revocation, bankruptcy, changes in holding shareholders or anything affect the lender to fulfill its creditor’s rights, they should notify the lender in writing in advance and get lender’s approval. At the same time, it should fulfill the creditor’s rights to pay off the debt or pay off the debt in advance; otherwise the above can not be implemented.

8.
Other than the actions mentioned above, some of the importantly negative situations happen to the borrower and affect its ability to fulfill the loan obligation, such as obsolesence, going out of business, revocation, business license suspended, the legal representative or the person in charge has some illegal activities, involving large legal dispute or arbitration, production difficulty or financial deterioration, the borrower should inform the lender in writing and make sure to implement the protection measures of creditor’s rights.

9.
The borrower provides the guarantee for other person’s debts or uses its main properties as the third party’s collateral or pledge, which can affect its ability to pay off the debt under the contract, the borrower should notify the lender in writing in advance to get the approval from the lender.

10.	The borrower and its investors can not hide the capital, transfer assets or transfer shares at their own wills in order to avoid the debts to the lender.
11.	Any changes in names, legal representative, address and business coverage should notify the lender immediately.
12.
When the guarantor for the contract is out of business, obsolete, revocation, business license suspended, bankruptcy, loss in the operation, lost part or entire guarantee capability, or lost value in the collateral or pledge, the borrower should provide other types of collateral or pledge as approved by the lender.

13.
The borrower is responsible for all the expenses occurred by the guarantee under the contract such as legal service fee, insurance, transportation, evaluation, registration, custody, identification and notary.

Fifth Term Early Repayment

When the borrower makes early repayment, the borrower should get the approval from the lender first and, once the lender agrees, the early repayment part should be based on the following second methods to calculate the interest: (three methods)
1.	Based on the loan term under the contract and the agreed interest rate to calculate the interest.
2.	Based on the agreed interest rate under the contract above floating Zero %.

Sixth Term Default Responsibilities
1.
The lender does not release enough amount of loan as agreed and as schedule to the borrower which causes the loss of the borrower, the penalty should be paid to the borrower based on the amount of default and the number of days of delay. The calculation of the penalty is the same as the loan past due calculation.

2.
When the borrower did not return the principal as schedule under the contract, the lender will charge the penalty of the past due amount starting from the date of past due based on the executed interest rate of the contract above floating fifty per cent until the principal and interest have been paid off. During this period of time, if the loan is borrowed in RMB and it happens that the China People’s Bank has adjusted the prime rate up, the penalty interest rate should be raised accordingly from the date of interest rate adjustment.

3.
When the borrower did not follow the agreed loan purpose to use the loan, the part that does not follow the agreed loan purpose will be charged the penalty interest starting from the date of default based on the executed interest rate of the contract above floating one hundred per cent until the principal and interest has been paid off. During this period of time, if the loan is borrowed in RMB and it happens that the China People’s Bank has adjusted the prime rate up, the penalty interest rate should be raised accordingly from the date of interest rate adjustment.

4.
For the unpaid interest, the lender should be charged with the compound interest rate based on the rules of China People’s Bank. The unpaid interest includes the unpaid interest occurred during the course of the loan (including the penalty for the default of loan purpose) and the unpaid interest occurred by the past due (including the penalty for the past due and the default of loan purpose). The unpaid interest occurred during the course of loan, it should base on the executed interest rate under the contract to calculate the compound interest. Starting for the due date of the interest, the compound interest rate should be calculated.

5.
If the borrower violates the responsibilities of the contract, the lender has the right to correct such default, stop releasing the loan, collect the released loan earlier, announce the other loan contracts between the borrower and lender due immediately or take other asset project measures accordingly.

6.
Any of the guarantors for the loan under the contract violates the agreement under the guarantee contract, the lender has the right to stop releasing the loan, collect the released loan earlier or take other asset project measures accordingly.

7.
Due to the borrower’s default which causes any litigation and arbitration, the borrower is responsible for all the expenses such as attorney’s fees, travel expenses and other expenses in order to release the credit’s rights entailed by such default of the borrower.

Seventh Term The Loan Guarantee
The guarantee under the contract is using maximum amount of guarantee. Another guarantee contract should be signed. If the maximum amount of guarantee has been used, the guarantee contract number is No 32905220700002755.

Eighth Term Dispute Resolution
In the event of any dispute during the course of the loan, both parties can resolve the dispute by the following first method:
1. Litigation. The prosecution will take place at the People’s court located at the lender’s address.
2. Arbitration. Submit to _____ (the full name of the arbitration institution) based on the current arbitration rules at the time of arbitration.
During the arbitration and litigation, any parts under the contract that are not involved in the dispute are still valid.

Ninth Term Others
The loan is guaranteed by two guarantee contracts: No 3290520070002755 and No. 32110313901200806 with maximum amount of guarantee.

[Loan certificate]

Agriculture Bank of China
321200800110770
Date:2008/5/21
Borrower: Danyan Lihua Electron Ltd.
[ID] 71687331-7
[Loan Account Number]
[Loan Type]The general business operation funds
[Loan Purpose] Purchase steel material
[Loan Contract Number] No 32101200800018108
[Guarantee Contract Number] No 3290520070002755
[Loan Date] May 21, 2008

[Loan Due Date] May 20, 2009
[Deposit account number] 10322901040001897
[Amount] RMB four million and eight hundred thousand yuans
(¥ 4,800,000)
(Table)
Repayment registration
Year/Month/Date/
Principal returned amount
Interest rate
Interest returned amount
Remaining principal
The person in charge

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